Moody National REIT I, Inc. POS AM
Exhibit 10-106

**Courtyard by Marriott**
**Lyndhurst, NJ**
**Unit #: 65-18L**

# AMENDMENT TO COURTYARD BY MARRIOTT RELICENSING FRANCHISE AGREEMENT

THIS AMENDMENT TO COURTYARD BY MARRIOTT RELICENSING FRANCHISE AGREEMENT (this "Amendment") is made and entered into as of September 30, 2014 (the "Effective Date"), by and between Marriott International, Inc., a Delaware corporation ("Franchisor"), and Moody National CY Lyndhurst MT, LLC, a Delaware limited liability company ("Franchisee").

WHEREAS, Franchisor and Franchisee are parties to a Courtyard by Marriott Relicensing Franchise Agreement dated as of August 31, 2007 (the "Franchise Agreement"), pursuant to which Franchisor granted to Franchisee the right to operate a Courtyard by Marriott Hotel located at 1 Polito Avenue, Lyndhurst, NJ 07071; and

WHEREAS, pursuant to the Assignment of Membership Interest dated as of September 30, 2014 by and among Moody National Management, L.P., a Texas limited partnership ("Moody Management"), and MN 1 Polito Lyndhurst MT, Inc., a Delaware corporation ("MN 1 Polito"), Moody Management, concurrent with the Effective Date, contributed all of its membership interests in Franchisee to MN 1 Polito (the "Equity Contribution"); and

WHEREAS, in connection with the Equity Contribution, Franchisor and Franchisee desire to amend the Franchise Agreement and to enter into certain agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the undertakings and commitments of each party to the other party set forth herein, the parties agree as follows:

1. <u>AMENDMENTS TO FRANCHISE AGREEMENT</u>.

(A) Franchisor and Franchisee acknowledge and agree that, concurrent with the Effective Date, (i) the defined term "Owner" shall be deemed to be a reference to Moody National 1 Polito Lyndhurst Holding, LLC, a Delaware limited liability company, rather than a reference to Moody National CY Lyndhurst S, LLC and Moody National CY Lyndhurst H, LLC and (ii) the defined term "Lease Agreement" shall be deemed to be a reference to that certain Amended and Restated Master Lease Agreement effective September 30, 2014 between Owner and Franchisee.

(B) Franchisor and Franchisee acknowledge and agree that, concurrent with the Effective Date, the Sixth and Seventh Recitals are deleted from the Franchise Agreement.

(C) Franchisor and Franchisee acknowledge and agree that, concurrent with the Effective Date, Section XVII.B.9 is amended and restated as follows:

"9. Franchisee or Owner is in default under the Lease Agreement or that certain Owner Agreement dated as of September 30, 2014 among Franchisor, Franchisee and Owner (the "Owner Agreement"), or if the Lease Agreement or Owner Agreement is terminated for any reason."

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61434v3 – Form Amendment to Franchise Agreement
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Franchisor and Franchisee acknowledge and agree that, concurrent with the Effective Date, Item 6 of Attachment A of the Franchise Agreement is hereby amended and restated as set forth in Schedule 1 attached hereto. CERTAIN AGREEMENTS. Franchisee acknowledges and agrees that Franchisor has the right to require certain terms and conditions as part of its consent to the Equity Contribution, including, without limitation, the payment of a transfer fee. Franchisee acknowledges and agrees that, concurrent with the Effective Date, it will pay (i) past due amounts for the Hotel in the aggregate amount of Seventy Thousand Three Hundred Twenty- Nine and 92/100 Dollars ($70,329.92) to Franchisor and (ii) Franchisor’s outside legal counsel fees and expenses incurred in connection with the review, preparation, and negotiation of this Amendment and the ancillary documents related hereto. Franchisor and Franchisee acknowledge and agree that, concurrent with the Effective Date, (i) the completion date for the 12-year renovation of the Hotel’s lobby set forth in that certain Forbearance Agreement dated as of November 5, 2013 between Franchisor and Franchisee (the “Forbearance Agreement”) shall be extended from May 31, 2014 to December 31, 2014 and (ii) the completion date for the 12-year renovation of the Hotel’s rooms set forth in the Forbearance Agreement shall be extended from August 31, 2014 to January 31, 2015. Each of Franchisor and Franchisee acknowledges and agrees that (i) the Hotel continues to be in the Red Zone (Red Zone 3) under the QA Program; (ii) for both the July through December 2013 and the January through June 2014 tracking periods the Hotel was in the Yellow Zone; (iii) if Franchisee satisfies the requirements set forth in the “Terms of Forbearance Agreement” for the Hotel set forth in the Forbearance Agreement as amended by Section 2(C) of this Amendment, then (a) Franchisor will not terminate the Franchise Agreement if the Hotel is in the Red Zone for the July through December 2014 tracking period and (b) the Hotel will be required to remain out of the Red Zone for both the January through June and July through December 2015 tracking periods to earn a clean slate; and (iv) if Franchisee does not satisfy the requirements set forth in the “Terms of Forbearance Agreement” for the Hotel set forth in the Forbearance Agreement as amended by Section 2(C) of this Amendment, then Franchisor, in its sole discretion, may elect to terminate the Franchise Agreement if the Hotel is in the Red Zone for the July through December 2014 tracking period. Franchisee acknowledges and agrees that, concurrent with the Effective Date, it will deliver to Franchisor the Owner Agreement, substantially in the form of Exhibit A attached hereto, duly executed by all parties thereto other than Franchisor. FRANCHISEE ACKNOWLEDGMENTS. (A) FRANCHISEE HEREBY AFFIRMS THAT AS OF THE DATE OF THIS AMENDMENT (A) ALL OF THE ACKNOWLEDGMENTS SET FORTH IN THE FRANCHISE AGREEMENT ARE CORRECT AND (B) THAT THE EQUITY INTERESTS IN FRANCHISEE ARE OWNED AS SET FORTH IN SCHEDULE 1 ATTACHED HERETO. FRANCHISEE ACKNOWLEDGES THAT IT DID NOT RELY ON ANY PROMISES, REPRESENTATIONS OR AGREEMENTS ABOUT THE FRANCHISOR OR THE FRANCHISE NOT EXPRESSLY CONTAINED IN THIS AMENDMENT IN MAKING ITS DECISION TO SIGN THIS AMENDMENT. FRANCHISEE FURTHER REPRESENTS AND WARRANTS THAT FRANCHISOR AND ITS REPRESENTATIVES HAVE NOT MADE ANY 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement(9/18/2014)

PROMISES, REPRESENTATIONS OR AGREEMENTS, ORAL OR WRITTEN, EXCEPT AS EXPRESSLY CONTAINED IN THIS AMENDMENT. (B)Franchisee acknowledges and agrees that (i) neither Franchisee nor any of its affiliates shall be entitled to rely on the execution of this Amendment by Franchisor as indicative of the position Franchisor will take in future proposed ownership changes, transfers or assignments by Franchisee or any of its affiliates, and (ii) Franchisor may in the future approve ownership changes, transfers or assignments by Franchisee or any of its affiliates or by other franchisees, owners or management companies of Franchisor, and/or their owners, on terms and conditions materially different from those set forth in this Amendment. RELEASE. Effective as of the Effective Date, Franchisee and its owners, officers, directors, and affiliates (the “Releasors”) for themselves and their successors and all other persons acting on their behalf or claiming under any of them, release and forever discharge Franchisor, its affiliates and subsidiaries, and their respective current and former officers, directors, shareholders, partners, employees, predecessors, successors, attorneys, agents, representatives, and assigns (the “Marriott Releasees”), from any and all suits, claims, controversies, rights, promises, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character, and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, which any Releasor now owns or holds or has at any time heretofore owned or held against any Marriott Releasee arising under, relating to, or in connection with the Hotel, the Franchise Agreement, or the relationship created thereby. The Releasors, for themselves and their successors and assigns and all other persons acting on their behalf or claiming under any of them, covenant not to bring any suit, action, or proceeding, or make any demand or claim of any type, against any Marriott Releasee relating to or in connection with the Hotel, the Franchise Agreement, any related agreements or the relationship created thereby. THE RELEASORS, FOR THEMSELVES AND THEIR SUCCESSORS AND ALL OTHER PERSONS ACTING ON THEIR BEHALF OR CLAIMING UNDER ANY OF THEM, WAIVE ANY RIGHTS AND BENEFITS CONFERRED BY ANY APPLICABLE PROVISION OF LAW EXISTING UNDER ANY FEDERAL, STATE OR POLITICAL SUBDIVISION THEREOF WHICH WOULD INVALIDATE ALL OR ANY PORTION OF THE RELEASE CONTAINED HEREIN BECAUSE SUCH RELEASE MAY EXTEND TO CLAIMS WHICH THE RELEASORS DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF EXECUTION OF THIS AMENDMENT. Any of the Marriott Releasees may plead or assert the release and covenant not to sue in this Section 4 as a complete defense and bar to any claim brought against any of them in contravention of this Section 4 and, if any such claim is brought against any of them, Franchisee shall indemnify, defend and hold harmless any such party from and against any such claim. MISCELLANEOUS. This Amendment (a) sets forth the entire agreement between the parties and fully supersedes any and all prior agreements and understandings (whether written or oral) between the parties and pertaining to the subject matter hereof, (b) is governed by, and interpreted and construed in accordance with, the laws of the State of Maryland (without regard to its conflicts of law principles), (c) is not assignable, in whole or in part, by Franchisee to any other person or entity without the consent of Franchisor, (d) shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns, and (e) may be executed in counterparts, all of which taken together shall constitute one document. Delivery of an executed signature page to this Amendment by electronic transmission shall be effective as delivery of a manually signed counterpart to this Amendment. EFFECT ON FRANCHISE AGREEMENT. On and after the date hereof, each reference in the Franchise Agreement to “this Agreement,” “hereunder,” “hereof’ or words of like import referring to the Franchise Agreement, and each reference in any documents relating to the Franchise Agreement to “the Agreement,” “thereunder,” “thereof’ or words of like import referring to the Franchise Agreement, shall mean 789864v4 - Lyndhurst, NJ 361434v3 - Form Amendment to Franchise Agreement (9/18/2014)

and be a reference to the Franchise Agreement as amended by this Amendment The Franchise Agreement and any documents relating to the Franchise Agreement, including without limitation the Forbearance Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Items capitalized but not defined herein shall have the same meaning as set forth in the Franchise Agreement. [Remainder of Page Left Intentionally Blank] 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Courtyard by Marriott Relicensing Franchise Agreement, under seal, as of the day and year first above written. FRANCHISOR: ATTEST: ATTEST: MARRIOTT INTERNATIONAL, INC.. By:  (SEAL) Name: Michael H. Rosenman Title: Vice President, Owner & Franchise Services FRANCHISEE:  MOODY NATIONAL CY LYNDHURST MT, LLC a Delaware limited liability company (Assistant) Secretary By:(SEAL) Name: Brett C. Moody Title: President 789864v4  - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Courtyard by Marriott Relicensing Franchise Agreement, under seal, as of the day and year first above written. FRANCHISOR: ATTEST:MARRIOTT INTERNATIONAL, INC.. Assistant Secretary ATTEST: (Assistant) Secretary  By: (SEAL) Name: Title: FRANCHISEE:  MOODY NATIONAL CY LYNDHURST MT, LLC a Delaware limited liability company By: (SEAL) Name: Brett C. Moody Title: President 789864v4 - Lyndhurst, NJ 61434v3 - orm Amendment to Franchise Agreement (9/18/2014) 4

**SCHEDULE 1**

Equity Interest(s) in Franchise or Franchisee
(Name(s), Address(es), and percentage(s) of ownership)

| | |
|---|---|
| **Ownership of Moody National CY Lyndhurst MT, LLC** | |
| MN 1 Polito Lyndhurst MT, Inc.<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of MN 1 Polito Lyndhurst MT, Inc.** | |
| Moody National Operating Partnership I, L.P.<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of Moody National Operating Partnership I, L.P.** | |
| Moody National REIT I, Inc.<br>6363 Woodway, Suite 110, Houston, TX 77057 | 99.998107% |
| Moody National LPOP I, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 0.001893% |
| **Ownership of Moody National REIT I, Inc.*** | |
| Moody National REIT Sponsor, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 0.58% |
| **Ownership of Moody National LPOP I, LLC** | |
| Brett C. Moody<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of Moody National REIT Sponsor, LLC** | |
| Moody National REIT Sponsor SM, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of Moody National REIT Sponsor SM, LLC** | |
| Brett C. Moody<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |

* Moody National REIT I, Inc. is a publicly-registered, non-traded REIT with over 1700 shareholders.

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**EXHIBIT A**

**FORM OF OWNER AGREEMENT**

**OWNER AGREEMENT**

This Owner Agreement ("Agreement") is entered into as of September 30, 2014, by and among Marriott International, Inc., a Delaware corporation ("Franchisor"), Moody National CY Lyndhurst MT, LLC, a Delaware liability company ("Franchisee"), and Moody National 1 Polito Lyndhurst Holding, LLC, a Delaware limited liability company ("Owner").

**WITNESSETH:**

WHEREAS, Franchisor and Franchisee are parties to that certain Relicensing Franchise Agreement dated as of August 31, 2007 (as may be amended from time to time, the "Franchise Agreement") relating to the Hotel (as defined in the Franchise Agreement); and

WHEREAS, Franchisee and Owner have entered into a lease (the "Lease") pursuant to which Franchisee will lease the Hotel from Owner and will operate the Hotel; and

WHEREAS, Owner, Franchisee and Franchisor desire that the Hotel be operated as a System Hotel pursuant to the terms and conditions of the Franchise Agreement and this Agreement.

NOW, THEREFORE, the parties, in consideration of the premises and the undertakings and commitments of each party set forth herein, agree as follows:

1. Intentionally Omitted.

2. Termination of the Franchise Agreement. Franchisor will have the right to terminate this Agreement immediately upon termination of the Franchise Agreement by delivering written notice to Owner.

3. Termination of the Lease. Owner will notify Franchisor immediately of any pending or actual termination or expiration of the Lease that is to occur or has occurred prior to expiration of the Franchise Agreement, and Franchisor will have the right to terminate this Agreement and the Franchise Agreement in connection with any such expiration or termination. If there is a dispute between Owner and Franchisee relating to the termination of the Lease, Franchisor will have the right to permit Franchisee to operate the Hotel pursuant to the Franchise Agreement as long as Franchisee has possession of the Hotel, and all of Franchisor's rights under this Agreement will be reserved pending resolution of such dispute whether by final court or administrative order or negotiated settlement.

4. Transfers Not Involving Competitors. Section XV of the Franchise Agreement will apply hereunder to any Transfer of the Hotel, any ownership interest in the Hotel, Owner, this Agreement or the Lease, or a change of control in Owner or an affiliate that directly or indirectly controls Owner, as if Owner were a party thereto; any such Transfer(s) by Owner as described above will be made only in strict compliance with Section XV as the context requires.

5. Transfers Involving a Competitor and Right of First Refusal.

A. No Transfers to a Competitor. If there is a proposed Transfer to a Competitor of (i) the Hotel (or any interest therein), (ii) Owner's ownership interest in this Agreement or in the Lease, or (iii) an

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61434v3 – Form Amendment to Franchise Agreement
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ownership interest or other interest in either Owner or an affiliate that directly or indirectly controls Owner, Owner will give notice thereof to Franchisor, stating the full name and identity of the prospective purchaser or tenant, as the case may be, including the names and addresses of the interestholders of such prospective purchaser or tenant, the price or rental and all other terms of such proposed transaction, together with all other related information that is reasonably requested by Franchisor and reasonably available to Owner. Within thirty (30) days after receipt by Franchisor of such notice and information from Owner, Franchisor will notify Owner of Franchisor’s election, made in its sole discretion, of one (1) of the immediately following four (4) alternatives: Acquisition of Control of Hotel for Cash. If the proposed Transfer is a sale or lease of the Hotel for cash consideration, Franchisor (or its designee) will have the right to purchase or lease the Hotel at the same price or rental and upon the same terms (other than any terms relating to the Brand of the Hotel) as those contained in such offer from (or to) a Competitor. In such event, Owner and Franchisor (or its designee) will promptly enter into an agreement for sale or lease at the price or rental and on terms consistent with such offer. (1)Acquisition of Owner/Acquisition of Control of Hotel. If the proposed Transfer is a purchase or lease of all or a portion of the ownership interests or the assets (which includes the Hotel) of Owner or an affiliate that directly or indirectly controls Owner, or a merger with or into Owner or an affiliate that directly or indirectly controls Owner, or the acquisition of Owner’s ownership interest in this Agreement or the Lease, or any sale or lease of the Hotel involving non-cash consideration, or other form of Transfer, Franchisor (or its designee) will have the right to purchase or lease the Hotel at the purchase or lease price under terms consistent with such offer as agreed to by the parties. If the parties are unable to agree as to purchase or lease price and terms within fourteen (14) days of Franchisor’s election, the purchase or lease price of the Hotel will be determined as provided below. (a)Within thirty (30) days after the fourteen (14) day period in this Section 5.A(2) expires, Franchisor and Owner will each obtain, at its own expense, an appraisal of the fair market value of the Hotel from a nationally recognized appraiser of Hotel properties comparable to the Hotel. In determining the fair market value, the appraisers will assume that the Hotel is not subject to a management agreement but is subject to the existing Franchise Agreement. If, after receiving such appraisals, the parties agree on the fair market value of the Hotel, such agreed fair market value will constitute the purchase or lease price. (b)If, within fourteen (14) days after receiving the appraisals the parties are not able to agree on such fair market value, the purchase or lease price will be determined by “baseball arbitration” in Washington, D.C. in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association then in effect (“AAA Rules”) as modified by this Agreement. The parties will jointly select a third party to act as the sole arbitrator (the “Arbitrator”) to determine the fair market value of the Hotel, and such Arbitrator will be a person having at least ten (10) years ’ recent professional experience as to the subject matter in question and will be qualified to act as an Arbitrator in accordance with the AAA Rules. If the parties do not agree on an Arbitrator with such qualifications within fifteen (15) days after the expiration of such fourteen (14) day period referred to above, the Arbitrator will be appointed by the American Arbitration Association in Washington, D.C. in accordance with the AAA Rules. (c)The Arbitrator will be instructed and obligated to decide, within thirty (30) days after appointment, whether the appraisal submitted by Franchisor or the appraisal submitted by Owner more accurately reflects the fair market value of the Hotel based upon the appraisals submitted and such information as is normally relied upon by an appraiser of hotels and real estate. Each party agrees to fully cooperate and provide all information requested by the Arbitrator related to the Arbitrator’s determination of 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 8

fair market value of the Hotel. The Arbitrator’s choice of appraisal will be in writing, will constitute the purchase price hereunder, and will be final, conclusive and binding on the parties as an “award” under the AAA Rules, and may be enforced by a court of competent jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration. Franchisor (or its designee) will have the right, at any time within thirty (30) days of being notified in writing of the decision of the Arbitrator, to either (a) enter into an agreement to purchase the Hotel premises and related property at the valuation determined by the Arbitrator, or (b) give notice of its intent to terminate this Agreement pursuant to Section 5.A(3) of this Agreement within fourteen (14) days of such notice. If Franchisor elects to give notice of its intent to terminate this Agreement within fourteen (14) days of such notice, upon receipt of Franchisor’s election to terminate, Owner and Franchisee will be obligated, jointly and severally, to either: (i) cancel the Transfer to a Competitor on or before the end of such fourteen (14) days or (ii) remove the Hotel from the System, pay liquidated damages, and otherwise comply with the post-termination obligations, in each case, as set forth in Section 9.B of this Agreement and Section XVIII of the Franchise Agreement or, at Franchisor ’ s election, as may be set forth in a termination agreement on terms acceptable to Franchisor. Termination of Owner Agreement and Franchise Agreement. Franchisor may place Owner and Franchisee in default and give notice of its intent to terminate this Agreement and the Franchise Agreement pursuant to Section XVII.C thereof within fourteen (14) days of such notice. If Franchisor elects to give notice of its intent to terminate this Agreement and the Franchise Agreement within fourteen (14) days of such notice, upon receipt of Franchisor’s election to terminate, Owner and Franchisee will be obligated, jointly and severally, to either: (i) cancel the Transfer to a Competitor on or before the end of such fourteen (14) days or (ii) remove the Hotel from the System, pay liquidated damages, and otherwise comply with the post-termination obligations, in each case, as set forth in Section 9.B of this Agreement and Section XVIII of the Franchise Agreement or, at Franchisor’s election, as may be set forth in a termination agreement on terms acceptable to Franchisor. Consent. Franchisor may consent to such Transfer, which consent will be on such terms as Franchisor may require, in its sole discretion. This Section 5.A will survive termination of this Agreement for any reason if, before such termination, any event specified in Section 5 occurs, as a result of which Franchisor has exercised (or has the right to exercise) such right of first refusal, notwithstanding Section 5.G. Affiliates. If a Competitor proposes to acquire all of the ownership interests of an affiliate of Owner and the affiliate does not directly or indirectly own, lease, or operate any hotels operating under a trade name owned by Franchisor or any of its affiliates, Franchisor will not have any right of first refusal to purchase the Hotel or right to terminate this Agreement, as provided above in Section 5.A with respect to such Transfer. Foreclosure. If the Transfer to a Competitor is by foreclosure, judicial or legal process, or any other means, Franchisor (or its designee) will have the right to purchase the Hotel upon notice to Owner. If the parties are unable to agree as to a purchase price and terms within thirty (30) days of Franchisor’s notice, the fair market value of the Hotel premises and related property will be determined by arbitration in accordance with Section 5.A(2) above. This provision will survive the termination of this Agreement and the termination of the Franchise Agreement under Section XVII. A thereof in connection with the Competitor’s actions under Section XV.E of the Franchise Agreement or this Section 5.C. Owner Becomes a Competitor. If Owner or any of its affiliates becomes a Competitor, Owner will notify Franchisor in accordance with Section 5.A and provide all information reasonably requested 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 9

by Franchisor related to becoming a Competitor and required pursuant to Section 5.A, or if Franchisor otherwise determines that Owner or any of its affiliates has become a Competitor, Franchisor will so notify Owner and Franchisor will have the rights provided in Section 5.A, as if the Hotel were subject to a non-cash offer from a third party except that Franchisor will have thirty (30) days instead of fourteen (14) to agree on purchase terms. Right of First Refusal. In addition to the events specified in Section 5.A, Franchisor will have the rights set forth in Section 5.A if any event occurs granting Franchisor a right of first refusal under Section XV of the Franchise Agreement. Real Estate Rights. Owner acknowledges that Franchisor’s rights under this Section 5 are real estate rights with respect to the Hotel. Franchisor is entitled to file a record of such interest in and among the appropriate real estate records of the jurisdiction in which the Hotel is located, and Owner will cooperate as requested by Franchisor in such filing. Such filing will indicate that Franchisor’s rights in real estate under Section XV.D of the Franchise Agreement and Section 5 of this Agreement will be subordinate only to the exercise of the rights of Lenders under a mortgage or security deed secured by the Hotel, if and for so long as: (i) Lender is not a Competitor or affiliate of a Competitor; (ii) any such mortgage or security deed is and remains validly recorded and in full force and effect; and (iii) the indebtedness underlying such mortgage or security deed complies with the requirements of Section 7 hereof. Owner agrees that damages are not an adequate remedy if Owner breaches its obligations under this Section 5 and that Franchisor will be entitled to injunctive relief to prevent or remedy such breach without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting a bond. If this Agreement is terminated and Franchisor’s rights under this Section 5 are no longer in effect, at the request of Owner or the transferee, Franchisor will deliver an instrument in recordable form to terminate any such recording of interest in real estate. Survival of Right of First Refusal. Except for termination of this Agreement pursuant to Section 5.A(3) above, Owner agrees that Franchisor’s rights under Section 5 will survive early termination of this Agreement (as opposed to expiration of this Agreement as provided in Section 12 hereof) and will bind Owner and its affiliates, if the events in either Section 5.G(1) or Section 5.G(2) occur: before or within six (6) months after termination of this Agreement, a proposed Transfer to a Competitor occurs with respect to the Hotel, Owner or an affiliate, or an ownership interest in either Owner or such affiliate; and the Franchise Agreement is terminated pursuant to Sections XVII.A., XVR.B.1. or 4. thereof, or pursuant to Paragraph XVII.C. thereof, or pursuant to Paragraph XVII.D. thereof based upon a violation of Section X.B thereof; or the Franchise Agreement is terminated pursuant to Paragraph XVII.A. thereof and an affiliate, principal or director of Owner obtains possession of the Hotel, or such affiliate, principal or director is the party filing the suit or seeking the execution or foreclosure referenced in Paragraph XVH.A. of the Franchise Agreement. there is a purported early termination of this Agreement (as opposed to expiration of this Agreement as provided in Section 12 of this Agreement) by Owner and before or within six (6) months after such purported termination, a proposed Transfer to a Competitor occurs with respect to the Hotel, the Owner or an affiliate of Owner, or an ownership interest in either Owner or such affiliate. Intentionally Omitted. 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 10

7. Financing of the Hotel. Owner will not, and will cause each interestholder in Owner to not, incur or replace any indebtedness that is secured by a lien on or mortgage of the Hotel or the revenues of the Hotel or pledge of ownership interests in Owner (whether such indebtedness is incurred (i) individually on behalf of the Hotel or (ii) on a pooled basis with other hotels or legal entities (a “Financed Pool”)) unless the following conditions are met at the time the indebtedness is incurred or replaced: (1) the indebtedness is with a Lender (as defined below); (2) the terms of such indebtedness are consistent with prevailing commercial practices of Lenders at that time in the country in which the Hotel is located; and (3) there is no violation of Section 7.B below. Owner will give notice to Franchisor of the component hotels and legal entities in a Financed Pool before incurring such indebtedness. For purposes of this Agreement, “Lender” shall mean any person or entity that (a) is in the business of originating and making loans (as opposed to buying loans) as its primary business, including private lenders and any person or entity chartered as a state or federal bank, thrift, or savings and loan, and insured by the FDIC or FSLIC, and (b) is not a Competitor or an affiliate of a Competitor. In connection with any financing benefiting the Hotel or otherwise with respect to the Hotel, Owner will not, and will not allow any person or entity to, mortgage, grant a security interest in, or otherwise pledge as collateral the Hotel, the revenues of the Hotel, or an ownership interest in Owner or in a person or entity controlling Owner unless such financing meets the requirements of Section 7.A above or Franchisor otherwise consents to such financing in writing. Owner may not assign, mortgage, or grant a security interest in, or pledge as collateral, this Agreement. Franchisor has no obligation to provide a “comfort letter” in connection with, or consent to, a transaction that would be prohibited by this Section 7.B. If a lender forecloses on, or otherwise exercises its rights against, the Hotel, the revenues of the Hotel, or such ownership interests, or Owner violates this Section 7.B, Franchisor will have the rights under Section XVII.A of the Franchise Agreement and Section 2 hereof. Franchisor has no obligation to license a lender or any person or entity acting on behalf of a lender, including a receiver or servicer of a loan, unless that obligation arises from a valid and binding written agreement between Franchisor and a lender. Operation of the Hotel. The Hotel will be operated as a System Hotel for the term hereof. Owner shall cause Franchisee to operate the Hotel in accordance with the terms of the Franchise Agreement. Failure of Owner to comply with the provisions of this Section 8 will be a material default by Owner hereunder giving Franchisor the right to terminate this Agreement and the Franchise Agreement. Owner’s Obligations under the Franchise Agreement. Franchisee Default. If Franchisor declares Franchisee to be in default under the Franchise Agreement, Franchisor may (after providing the notice and applicable cure period, if any, required in Section 1 above) enforce the Franchise Agreement directly against Owner as if Owner were the Franchisee under the Franchise Agreement, and Owner will perform, or cause to be performed, the provisions of the Franchise Agreement including, without limitation, Section III on fees, Section VI on operations of the Hotel, Section XIV on insurance, and Section XXI on indemnification. Termination of Franchise Agreement. If the Franchise Agreement is terminated and Franchisee fails to perform any post-termination obligation under the Franchise Agreement, Franchisor may enforce the Franchise Agreement directly against Owner as if Owner were the Franchisee under the Franchise Agreement, and Owner will perform, or cause to be performed, all post-termination obligations of Franchisee under the Franchise Agreement, including, without limitation, Section XXI on indemnification, Section XVIII on liquidated damages, de-identifying the Hotel as part of the System and cessation of the use of the System and Proprietary Marks, and Section XVIII.F on paying other costs and amounts. 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 11

10. Provisions of the Lease. Any lease governing the lease and operation of the Hotel (including the Lease) will include the substance of the immediately following provisions or such other provisions and requirements as set forth in the Franchise Agreement or in the Franchise Disclosure Document.

A. Franchisee will have exclusive possession of the Hotel and exclusive control of the day-to-day operations of the Hotel;

B. The Hotel will be operated in full compliance with the provisions of the Franchise Agreement. The Franchise Agreement will control in case of conflict with the lease;

C. A default by Franchisee under the terms of the Franchise Agreement will constitute a default under the terms of the lease;

D. In the event of an uncured default caused by Franchisee that leads to termination of the Franchise Agreement, the lease will be terminated; and

E. The provisions in the lease that reflect this Section 10 and any other provisions in the lease affecting, or for the benefit of, Franchisor will not be amended or modified without Franchisor's prior written consent.

11. Surrender by Franchisee. Upon the occurrence of the events described herein for the replacement of Franchisee as possessor and operator of the Hotel, Franchisee will surrender its rights and interest in the Franchise Agreement to Franchisor and peaceably turn over possession of the Hotel to Owner without need for legal or judicial process.

12. Term. The term of this Agreement will commence on the date first set forth above and will expire upon the expiration of the term of the Franchise Agreement unless this Agreement is terminated prior thereto in accordance with this Agreement. If the term of the Franchise Agreement is renewed or otherwise extended, the term of this Agreement automatically will be extended to be coterminous with the extended term of the Franchise Agreement.

13. Survival. Notwithstanding any provision to the contrary contained herein, Sections 9, 16 and 17 of this Agreement will survive and remain in full force and effect after termination or expiration of this Agreement for any reason, and Sections 5 and 14 will survive the termination or expiration of this Agreement for any reason to the extent provided in such Sections.

14. Casualty. If the Hotel is damaged or destroyed by fire or other cause and such damage or destruction is substantial and material, affecting over fifty percent (50%) of the Hotel, and necessitates the closing of the Hotel for a period in excess of ninety (90) days, Owner will have the right to terminate this Agreement upon notice to Franchisor given within ninety (90) days of such closing of the Hotel if it elects not to repair or rebuild the Hotel. Owner and Franchisee will not be required to pay Franchisor the liquidated damages due under Section XVIII.E of the Franchise Agreement in connection with such termination if such casualty is the sole basis for termination of this Agreement and Owner and Franchisee execute and deliver to Franchisor a termination agreement and release in form and substance acceptable to Franchisor; provided, however, if subsequent to such notice and before the date on which the term of the Franchise Agreement would otherwise have ended under Section 4 of the Franchise Agreement if such notice of termination had not been given (the "Term Expiration Date"), Owner, or any of its affiliates or any interestholder in Owner with an ownership interest of twenty-percent (20%) or greater operates a hotel; vacation, timesharing, interval or fractional ownership facility; condominium; apartment; or other lodging product at the Approved Location (the "Other Lodging Product"), which Other Lodging Product is not operated under a license or franchise from Franchisor or one of its affiliates, then in such event, Owner will be obligated to promptly pay to Franchisor an

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amount equal to the applicable liquidated damages set forth in Section XVIII.E of the Franchise Agreement, but clause (ii) in the calculation of liquidated damages will be the lesser of (a) thirty-six (36) or (b) one-half (1/2) the number of months then remaining between (x) the date upon which the Other Lodging Product is first operated, and (y) the Term Expiration Date. Owner’s obligations set forth in this Section 14 will survive termination of this Agreement. If the Hotel does not close for ninety (90) days or Owner does not elect to terminate this Agreement in accordance with the provisions of this Section 14, the Hotel will be promptly renovated and reopened within a reasonable time in accordance with the System and pursuant to plans and specifications approved by Franchisor in accordance with Section VII of the Franchise Agreement. Condemnation. Owner will, at the earliest possible time, give Franchisor notice of any proposed taking of the Hotel by eminent domain, condemnation, compulsory acquisition, or similar proceeding. If such taking is substantial enough to render impractical the continued operation of the Hotel in accordance with the System and guest expectations, this Agreement will terminate upon notice by Franchisor, Owner, or Franchisee to the other parties and the execution and delivery of a termination agreement and release in form and substance acceptable to Franchisor (and the Franchise Agreement will terminate upon notice by Franchisor or Franchisee to the other party and the execution and delivery of a termination agreement and release in form and substance acceptable to Franchisor), and Franchisor and Owner will share equitably in the condemnation award; provided, however, Franchisor’s portion of such award will be limited to compensating Franchisor for Franchisor’s lost franchise fees, which amount will not exceed the amount of the applicable liquidated damages due under Section XVIII.E of the Franchise Agreement. Further, if such condemnation is the sole basis for termination of this Agreement and the Franchise Agreement, Franchisor’s portion of such award will be in lieu of payment of the applicable liquidated damages due under Section XVIII.E of the Franchise Agreement. If such taking, in Franchisor’s opinion, will not render the continued operation of the Hotel impractical, Owner must promptly make whatever repairs and restorations are necessary to make the Hotel conform substantially to its condition, character, and appearance immediately before such taking, according to plans and specifications approved by Franchisor. Owner will take all measures necessary to ensure that the resumption of normal operation of the Hotel is not unreasonably delayed. Notices. A. Subject to Section 16.B, all notices, requests, demands, statements, and other communications required or permitted to be given under the terms of this Agreement will be in writing and delivered by hand against receipt, sent by certified mail (postage prepaid and return receipt requested), or carried by reputable overnight courier service, to the respective party at the following addresses: To Franchisor: With a copy to: To Franchisee: MARRIOTT INTERNATIONAL, INC. 10400 Femwood Road Bethesda, MD 20817 Attn: Law Department 52/923.27 MARRIOTT INTERNATIONAL, INC. 10400 Femwood Road Bethesda, MD 20817 Attn: Vice President, Owner and Franchise Services MOODY NATIONAL CY LYNDHURST MT, LLC 6363 Woodway, Suite 110 Houston, TX 77057 Attn: Brett C. Moody, President 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014)13

Email: bmoodv@moodvnational.com To Owner:Moody National 1 Polito Lyndhurst Holding, LLC 6363 Woodway, Suite 110 Houston, TX 77057 Attn: Brett C. Moody, President Email: bmoody@moodynational.com or at such other address as designated by notice from the respective party to the other parties. Any such notice or communication will be deemed to have been given at the date and time of: (A) receipt or first refusal of delivery, if sent via certified mail or delivered by hand; or (B) one day after the posting thereof, if sent via reputable overnight courier service.B. Franchisor may provide Franchisee and Owner with routine information, invoices, the standards and other System requirements and programs, such as the Quality Assurance Program, including any modifications thereto, by regular mail or by e-mail, facsimile, or by making such information available to Franchisee and Owner on the Internet, an extranet, or other electronic means. Successors and Assigns. Franchisor will have the right to Transfer this Agreement to any person or entity without prior notice to, or consent of, Owner or Franchisee, provided the transferee assumes Franchisor’s obligations to Owner and Franchisee under this Agreement. Owner and Franchisee hereby acknowledge and agree that any such Transfer will constitute a release and novation of Franchisor with respect to this Agreement. This Agreement may not be assigned by Owner or Franchisee without the consent of Franchisor. Governing Law. This Agreement is executed pursuant to, and will he interpreted and construed under and governed exclusively by, the laws of the State of Maryland, United States of America, which laws will prevail in the event of any conflict of law. Each party hereby expressly and irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of Maryland, United States of America, in any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Agreement; and so far as is permitted under applicable law, this consent to personal jurisdiction will be self-operative. Nothing in this Section 18 is intended, or will be deemed, to make the Maryland Franchise Registration and Disclosure Law apply to this Agreement, or the transactions or relationships contemplated hereby, if such law otherwise would not be applicable. Hotel Ownership and Ownership Structure. Owner represents, warrants, and covenants to Franchisor that: (i) Owner is the sole owner of the Hotel and holds good and marketable fee title to the Approved Location of the Hotel; and (ii) Owner is owned directly and indirectly as set forth on Attachment A. Upon the request of Franchisor, Owner will submit to Franchisor evidence, in form and substance satisfactory to Franchisor, confirming that Owner is owned directly and indirectly as set forth on Attachment A. Owner represents, warrants, and covenants to Franchisor that: (i) neither Owner (including any and all of its directors and officers), nor any of its affiliates or the funding sources for any of the foregoing is a Specially Designated National or Blocked Person; (ii) neither Owner nor any of its affiliates is directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; and (iii) neither Owner nor any of its affiliates is acting on behalf of a government of any country that is subject to such an embargo. Owner further represents and warrants that it is in compliance with any applicable anti-money laundering law, including the USA Patriot Act. Owner agrees that 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 14

it will notify Franchisor in writing immediately upon the occurrence of any event that would render the foregoing representations and warranties of this Section 19.B. incorrect. Entire Agreement; Counterparts. This Agreement, including the attachments hereto, and the agreements executed simultaneously herewith, or pursuant to, or in connection with, this Agreement (including, without limitation, the Franchise Agreement), contains the entire agreement between the parties hereto as it relat es to the Hotel as of the date hereof. The Franchise Agreement is attached hereto as Attachment B; Owner hereby acknowledges that it has read and fully understands Attachment B as it applies hereunder. This Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which will constitute, collectively, one agreement. Delivery of an executed signature page to this Agreement by electronic transmission will be effective as delivery of a manually signed counterpart of this Agreement. This is a fully integrated agreement. No agreement of any kind relating to the matters covered by this Agreement will be binding upon any party unless and until the same has been made in a written, non-electronic instrument that has been duly executed by the non-electronic signature of all interested parties. This Agreement may not be amended or modified by conduct manifesting assent, or by electronic signature, and each party is hereby put on notice that any individual purporting to amend or modify this Agreement by conduct manifesting assent or by electronic signature is not authorized to do so. Effects of Waivers. No waiver, delay, omission, or forbearance on the part of Franchisor or Owner to exercise any right, option or power arising from any default or breach by the other party, or to insist upon strict compliance by the other party with any obligation or condition hereunder, will affect or impair the rights of Franchisor or Owner, respectively, with respect to any such default or breach or subsequent default or breach of the same or of a different kind. Any delay, forbearance, or omission of either party to exercise any right arising from any such default or breach will not affect or impair such party’s rights with respect to such default or breach or any future default or breach. Franchisor will not be liable to Owner for providing (or denying) any waiver, approval, consent, or suggestion to Owner in connection with this Agreement or by reason of any delay or denial of any request. Construction and Severability. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement will be considered severable; and if, for any reason any section, part, term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, such other sections, parts, terms and provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind the parties hereto. To the extent possible, such invalid or unenforceable sections, parts, terms or provisions will be deemed to be replaced with a provision that is valid and enforceable and most nearly reflects the original intent of the invalid or unenforceable provision. Nothing in this Agreement is intended, or will be deemed, to create any third party beneficiary or confer any rights or remedies under or by reason of this Agreement upon any person or entity other than Franchisor (and its affiliates), Franchisee, or Owner, and their respective permitted successors and assigns. 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 15

Captions. Captions and section headings are used for convenience only. They are not part of this Agreement and will not be used in construing it. Owner Representations. Warranties and Covenants. Owner represents, warrants and covenants that (i) it is a legal entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, (ii) it and its affiliates have and will continue to have throughout the term hereof the ability to perform their obligations under this Agreement, (iii) it has all necessary power and authority to execute and deliver this Agreement, (iv) it has read and fully understands the Franchise Agreement as it applies hereunder, and (v) during the term of the Franchise Agreement it will not enter into an agreement for the management of the Hotel that does not comply with the provisions of the Franchise Agreement, unless otherwise approved by Franchisor. Cost of Enforcement If for any reason it becomes necessary for Franchisor or Owner to initiate any legal or equitable action to secure or protect its rights under this Agreement, the prevailing party will be entitled to recover all costs incurred by it in successfully enforcing such rights, including reasonable attorneys’ fees. Capitalized Terms. Unless the context requires otherwise, capitalized terms not defined herein will have the meaning stated in the Franchise Agreement. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. OWNER, FRANCHISEE AND FRANCHISOR EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “OWNER”, “FRANCHISEE,” OR “FRANCHISOR” OR OTHERWISE, THIS AGREEMENT OR ANY OTHER MARRIOTT AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING. {Signatures appear on following page} 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 16

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Owner Agreement, under seal, as of the date first above written.FRANCHISOR: ATTEST:MARRIOTT INTERNATIONAL, INC.  By:  (SEAL) Assistant Secretary Name: Title: FRANCHISEE: ATTEST: MOODY NATIONAL CY LYNDHURST MT, LLC a Delaware limited liability company By: (SEAL) (Assistant) Secretary Name: Brett C. Moody Title: President OWNER: ATTEST: MOODY NATIONAL 1 POLITO LYNDHURST HOLDING, LLC a Delaware limited liability company (Assistant) Secretary By: _____________ (SEAL) Name: Brett C. Moody Title: President 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement(9/18/2014) 17

**ATTACHMENT A**

*Equity Interest(s) in Owner*

*(Name(s), address(es), and percentages of ownership)*

| | |
|---|---|
| **Ownership of Moody National 1 Polito Lyndhurst Holding, LLC** | |
| MN Lyndhurst Venture, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of MN Lyndhurst Venture, LLC** | |
| 20 tenant-in-common owners* | 100% non-voting shares (Class A) |
| Moody National Operating Partnership I, L.P.<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% voting shares (Class B) |
| **Ownership of Moody National Operating Partnership I, L.P.** | |
| Moody National REIT I, Inc.<br>6363 Woodway, Suite 110, Houston, TX 77057 | 99.998107% |
| Moody National LPOP I, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 0.001893% |
| **Ownership of Moody National REIT I, Inc.**** | |
| Moody National REIT Sponsor, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 0.4363% |
| **Ownership of Moody National LPOP I, LLC** | |
| Brett C. Moody<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of Moody National REIT Sponsor, LLC** | |
| Moody National REIT Sponsor SM, LLC<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |
| **Ownership of Moody National REIT Sponsor SM, LLC** | |
| Brett C. Moody<br>6363 Woodway, Suite 110, Houston, TX 77057 | 100% |

* Class A shareholders only hold a right to a portion of the profits after the Class B shareholder receives a preferred return and its capital contribution. Class A shareholders have no management or voting rights (other than with respect to an amendment to the distributions set forth in the Limited Liability Company Operating Agreement). The Class A shareholders consist of the tenant-in-common owners of the property prior to the date of the Owner Agreement.
** Moody National REIT I, Inc. is a publicly-registered, non-traded REIT with over 1700 shareholders.

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ATTACHMENT B   FRANCHISE AGREEMENT 789864v4 - Lyndhurst, NJ 61434v3 - Form Amendment to Franchise Agreement (9/18/2014) 19